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                                                                Exhibit (b)(23)

                      FIFTH AMENDMENT TO CONTRACT OF SALE

     This Fifth Amendment to the Contract of Sale ("Fifth Amendment") is made and entered into as of this 22nd day of January, 2001 by and among 55 Public LLC, North Valley Tech, LLC, Southwest Shopping Centers Co. I, L.L.C., First Union Madison L.L.C., Printers Alley Garage, LLC, First Union Real Estate Equity and Mortgage Investments ("FUR") and First Union Commercial Properties Expansion Company, collectively as "Seller" and Radiant Investors LLC, as "Purchaser".

     WHEREAS, the Seller and the Purchaser have entered into a Contract of Sale dated as of the 15th day of September, 2000 (the "Agreement") with respect to the sale and purchase of (i) the properties known as 55 Public Square/CEI Building, Cleveland, Ohio; North Valley Tech Center, Thornton, Colorado; Westgate Shopping Center, Abilene, Texas; Madison & Wells Garage, Chicago, Illinois; Printers Alley Garage, Nashville, Tennessee; Pecanland Mall, Monroe, Louisiana; West 3rd Street Parking Lot, Cleveland, Ohio; 5th and Marshall Garage, Richmond, Virginia; Two Rivers Business Center, Clarksville, Tennessee and Huntington Garage, Cleveland, Ohio (collectively, the "Premises") and (ii) that certain promissory note dated February 1997, in the original principal amount of $1,800,000 made by Club Associates to FUR.

     WHEREAS, the Seller and the Purchaser entered into the First Amendment to Contract of Sale as of the 29th day of September, 2000 (the "First Amendment");

     WHEREAS, the Seller and the Purchaser entered into the Second Amendment to Contract of Sale as of the 26th day of October, 2000 (the "Second Amendment");

     WHEREAS, the Seller and the Purchaser entered into the Third Amendment to Contract of Sale as of the 26th day of December, 2000 (the "Third Amendment");

     WHEREAS, the Seller and the Purchaser entered into the Fourth Amendment to Contract of Sale as of the 26th day of December, 2000 (the "Fourth Amendment");

     WHEREAS, the Seller and the Purchaser desire further to modify and amend the Agreement as hereinafter set forth in this Fifth Amendment, the provisions of this Fifth Amendment being paramount and the Agreement, as modified by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment (collectively, the "Existing Agreement"), being construed accordingly.

     NOW THEREFORE, the parties hereto do hereby agree that the Existing Agreement is further modified and amended as hereinafter set forth:

          1. All capitalized terms herein, unless otherwise defined, shall have the meaning ascribed in the Existing Agreement.

          2. A new section (c) is added to Paragraph 25 as follows:

             "(c) Notwithstanding the foregoing, at Purchaser's option, Sellers and/or their affiliates shall provide PMM Financing on the West Third Street Lot in the amount of $2,000,000 and on the 5th and Marshall Garage in the amount of $5,000,000 subject to and in accordance with the provisions of Paragraphs 25(a)(iii) through (vi) hereof."


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          3. Except as modified hereby, the Existing Agreement shall remain in full force and effect.

                                    SELLERS:

                                    55 PUBLIC LLC, a Delaware limited
                                    liability company

                                    By: 55 PUBLIC REALTY CORP., a Delaware
                                    corporation, Managing Member

                                    By: /s/ WILLIAM A. ACKMAN
                                      ------------------------------------
                                      Name: William A. Ackman
                                      Title: Authorized Signatory

                                    NORTH VALLEY TECH LLC, a Delaware
                                    limited liability company

                                    By: NVT Corp., a Delaware corporation,
                                    its Managing Member

                                    By: /s/ WILLIAM A. ACKMAN
                                      ------------------------------------
                                      Name: William A. Ackman
                                      Title: Authorized Signatory

                                    SOUTHWEST SHOPPING CENTERS CO. I,
                                    L.L.C., a Delaware limited liability company

                                    By: First Union Southwest, L.L.C., a
                                    Delaware limited liability company, its
                                    member

                                    By: First Southwest I, Inc., a
                                    Delaware corporation, its manager

                                    By: /s/ WILLIAM A. ACKMAN
                                      ------------------------------------
                                      Name: William A. Ackman
                                      Title: Authorized Signatory

                                    FIRST UNION MADISON L.L.C., an
                                    Illinois limited liability company

                                    By: First Union Real Estate Equity and
                                    Mortgage Investments, an Ohio business
                                    trust, its member

                                    By: /s/ WILLIAM A. ACKMAN
                                      ------------------------------------
                                      Name: William A. Ackman
                                      Title: Authorized Signatory
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                                      PRINTERS ALLEY GARAGE, LLC, a Delaware
                                      limited liability company

                                      By: First Union Real Estate Equity and
                                      Mortgage Investments, an Ohio business
                                      trust, its member

                                      By: /s/ WILLIAM A. ACKMAN
                                        ------------------------------------
                                        Name: William A. Ackman
                                        Title: Authorized Signatory

                                      FIRST UNION REAL ESTATE EQUITY AND
                                      MORTGAGE INVESTMENTS, an Ohio
                                      business trust

                                      By: /s/ WILLIAM A. ACKMAN
                                        ------------------------------------
                                        Name: William A. Ackman
                                        Title: Authorized Signatory

                                      FIRST UNION COMMERCIAL PROPERTIES
                                      EXPANSION COMPANY

                                      By: /s/ WILLIAM A. ACKMAN
                                        ------------------------------------
                                        Name: William A. Ackman
                                        Title: Authorized Signatory

                                      PURCHASER:

                                      RADIANT INVESTORS LLC, a Delaware
                                      limited liability company

                                      By: /s/ DANIEL P. FRIEDMAN
                                        ------------------------------------
                                        Name: Daniel P. Friedman
                                        Title: Managing Member